EXHIBIT 23.1

CONSENT OF CARL BRECHTEL

The undersigned, Carl Brechtel, hereby states as follows:

I, Carl Brechtel, a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in NR18-15 (September 18, 2018) and has reviewed and approved the disclosure in this Report on Form 10-Q related thereto (the “Approval Statement”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689).

I hereby consent to the Approval Statement and to the reference to my name in the Form 10-Q as incorporated by reference into the Form S-8 (333-198689).

Date: October 11, 2018	By:	/s/ Carl Brechtel

Name: Carl Brechtel

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